Exhibit 10.2

FIRST AMENDMENT TO

SHARE EXCHANGE AGREEMENT

This First Amendment (this “Amendment”) to the Share Exchange Agreement (the “Agreement”) dated as of March 5, 2025 between Akanda Corp., a corporation existing under the laws of the Province of Ontario, and First Towers & Fiber Corp., a corporation existing under the laws of the Province of British Columbia, is made as of the 31st day of March, 2025, by and between the Purchaser and the Company on its own behalf and on behalf of the Shareholders pursuant to a power of attorney (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to those terms in the Agreement).

RECITALS

WHEREAS, the Company and the Purchaser, with the Shareholders, are parties to the Agreement; and

WHEREAS, pursuant to Section 12.7 of the Agreement, among other things, the Company was appointed by the Shareholders as their agent and attorney to take any action that is required under the Agreement or to execute and deliver any documents on their behalf; and

WHEREAS, the Company and the Purchaser desire to amend the Agreement as more particularly set forth herein; and

WHEREAS, Section 12.1 of the Agreement provides, among other things, that the Agreement may be amended by mutual written agreement of the Parties.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.  Amendment to Agreement.

(a) The definition of “End Date” in Section 1.1 of the Agreement is hereby amended and restated as follows:

“End Date” means June 30, 2025.

2. Miscellaneous.

(a) Except as expressly set forth herein, the Agreement shall remain in full force and effect.

(b) The headings of the sections of this Amendment have been inserted for convenience of reference only and shall not be deemed to be a part of this Amendment.

(c) This Amendment, together with the Agreement, contain the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

(d) This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Electronic signatures shall be deemed originals for all purposes hereof.

(e) This Amendment will be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia. Each Party irrevocably attorns and submits to the exclusive jurisdiction of the courts of competent jurisdiction of the Province of British Columbia in any Proceeding hereunder, and waives objection to the venue of any Proceeding in such court or that such court provides an inconvenient forum..

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the day and year first written above.

AKANDA CORP.

By:	/s/ Katharyn Field
Name:	Katharyn Field
Title:	Interim CEO

FIRST TOWERS & FIBER CORP.,
on its own behalf and pursuant to powers of attorney on behalf of the Shareholders pursuant to Section 12.7 of the Agreement

By:	/s/ Christopher Cooper
Name:	Christopher Cooper
Title:	CEO